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                                                                    EXHIBIT 23.3
                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Independent Certified Public Accountants" and to the use of our report dated March 9, 1995, with respect to the financial statements of the Arrowhead Industrial Water Division of The BFGoodrich Company included in Amendment No. 1 to the Registration Statement (Form S-3 No. 33-58141) and related Prospectus of United States Filter Corporation for the registration of 5,750,000 shares of its common stock.

                                          ERNST & YOUNG LLP

Cleveland, Ohio

April 3, 1995